Exhibit 10.4
AMENDMENT NO. 1
TO LOAN DOCUMENTS

This Amendment No. 1 to Loan Documents (this “Amendment”) is made as of June 29, 2011, by and between Oculus Innovative Sciences, Inc., a Delaware corporation (“Borrower”), and Venture Lending & Leasing V, Inc., a Maryland corporation (“Lender”).

Recitals

A.           Borrower and Lender entered into that certain Loan and Security Agreement and Supplement thereto, both dated as of May 1, 2010 (as the same have been and may be amended, restated, supplemented or modified from time to time, together, the “VLL5 Loan Agreement”), pursuant to which Lender committed to make loans to Borrower.

B.           Venture Lending & Leasing VI, Inc. (“VLL6”) and Borrower propose to enter into a Loan and Security Agreement of even date herewith (as the same may be amended, extended, supplemented and renewed from time to time, the “VLL6 Loan Agreement”).

C.           By its terms the VLL5 Loan Agreement prohibits Borrower from incurring the indebtedness and granting the Lien as contemplated under the VLL6 Loan Agreement.  Lender is willing to waive such covenants in consideration of the making of VLL6’s loan commitment to Borrower.

D.           All capitalized terms used herein and not otherwise defined shall have the same meanings herein as in the VLL5 Loan Agreement, as the context requires.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between Borrower and Lender as follows:

1.           Amendments to VLL5 Loan Agreement.

1.1           Borrower and Lender agree that Section 6.1 of the VLL5 Loan Agreement is hereby amended and restated in its entirety as follows:

“6.1 Indebtedness.  Be indebted for borrowed money, the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except:

(a)    Indebtedness incurred for the acquisition of supplies or inventory on normal trade credit;

(b)    Indebtedness of Borrower under this Agreement;

(c)    Subordinated Debt in excess of $150,000;

(d)    Any Indebtedness approved by Lender prior to the Closing Date as shown on Schedule 6.1; and

(e)    Indebtedness outstanding under the VLL6 Loan Agreement.”

1.2           Borrower and Lender agree that the Liens securing Indebtedness of Borrower outstanding under the VLL6 Loan Agreement shall be “Permitted Liens” for purposes of the VLL5 Loan Agreement and the other Loan Documents.

1.3           Borrower and Lender agree that the following new definitions of “VLL6” and “VLL6 Loan Agreement” are hereby added to Article 10 of the VLL5 Loan Agreement as follows:

““VLL6” means Venture Lending & Leasing VI, Inc., together with its successors and assigns.”

““VLL6 Loan Agreement” means that certain Loan and Security Agreement dated as of June 29, 2011, between Borrower and VLL6, together with all of the “Loan Documents” (as such term is defined therein), as the same have been and may be amended, supplemented, restated or modified from time to time and any refinancings thereof.”

1.4           Borrower and Lender agree that the definition of the term “Collateral” in Article 10 of the VLL5 Loan Agreement is hereby amended and restated in its entirety as follows:

““Collateral” means all of Borrower’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Shares; (i) all other Goods and personal property of Borrower, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; (j) all Records; and (k) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.  Notwithstanding the foregoing the term “Collateral” shall not include any of the following items: (i)  exclusive distribution rights to liquid solutions based on Borrower’s Microcyn Technology, specifically including Vetericyn Wound Care Spray, within the animal health markets solely for use in the treatment of all types of animals (non-humans) within the United States of America, Canada, Puerto Rico, the People’s Republic of China, Hong Kong, Taiwan, Japan, Korea, Singapore and Mexico, pursuant to the Revenue Sharing, Partnership, and Distribution Agreement between Borrower and Vetericyn, Inc. (formerly VetCure, Inc.), dated January 26, 2009, as amended and restated by Amendment No. 1 dated February 24, 2009, amended by Amendment No. 2 dated July 24, 2009, and amended by Amendment No. 3 dated June 1, 2010 and as such may be subsequently amended; (ii) non-exclusive right to market Borrower’s Microcyn over-the-counter liquid and hydrogel products, pursuant to the Revenue Sharing Distribution Agreement between Borrower and Innovacyn, Inc. (formerly V&M Industries), dated September 2009, as amended by Amendment No. 1 to Exhibit A dated June 1, 2010 and as such may be subsequently amended; (iii) exclusive distribution rights to liquid solutions based on Borrower’s Microcyn Technology within advanced human wound care for humans in hospital, pharmacy and clinic markets within the People’s Republic of China pursuant to the Distribution Agreement between Borrower and Tianjian Ascent Import and Export Company, Ltd, dated January 28, 2011 and as such may be subsequently amended; (iv) exclusive sales, marketing, and distribution agent for certain of Borrower’s liquid and gel products in the prescription dermatology market in the United States, its territories and possessions, and Canada, pursuant to the Exclusive Sales and Distribution Agreement between Borrower and Quinnova Pharmaceuticals, Inc., dated February 14, 2011 and as such may be subsequently amended; (v) exclusive right to promote certain of Borrower’s liquid and gel prescription products designed for chronic wound care under Borrower’s trademark in the field of podiatry in the continental United States, its territories, and Canada pursuant to the Exclusive Co-Promotion Agreement between Borrower and Quinnova Pharmaceuticals, Inc., dated February 14, 2011 and as such may be subsequently amended; and (vi) exclusive sales, distribution, and marketing rights for Borrower’s Microcyn-based acne drug candidate pursuant to the Product Option Agreement between the Borrower and AmDerma Pharmaceuticals, LLC, dated February 14, 2011 and as such may be subsequently amended.”

2.           Effectiveness of Amendment; Continued Effect of VLL5 Loan Agreement.

2.1           All provisions of the VLL5 Loan Agreement and other Loan Documents, except as modified by this Amendment, shall remain in full force and effect.  This Amendment shall not operate as a waiver of any condition or obligation imposed on Borrower under the VLL5 Loan Agreement and other Loan Documents.

2.2           In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Loan Documents, the provisions of this Amendment shall govern and control.

2.3           This Amendment shall not be effective until an original counterpart hereof shall have been duly executed and delivered by the parties hereto.

3.           Miscellaneous.

3.1           The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

3.2           This Amendment shall be governed by the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.

3.3           Any term of this Amendment may be amended and the observance of any term of this Amendment may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Borrower and Lender.

3.4           Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable laws and regulations.  If, however, any provision of this Amendment shall be invalid, illegal, or unenforceable under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Amendment, or the validity, legality, or enforceability of such provision in any other jurisdiction.

3.5           This Amendment and the Loan Documents and the exhibits and schedules hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

3.6           This Amendment may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic transmission, each of which shall be an original, but all of which together shall constitute one and the same instrument.

3.7           Each party to this Amendment shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other parties hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.  Borrower hereby confirms and ratifies Lender’s Liens in and to all Collateral (as amended hereby), and agrees that such Liens shall secure all of the Obligations of Borrower under this Amendment, VLL5 Loan Agreement (as amended hereby) and the other Loan Documents.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BORROWER:	OCULUS INNOVATIVE SCIENCES, INC.

	By:	/s/ Robert E. Miller
	Name:	Robert E. Miller
	Title:	CFO

LENDER:	VENTURE LENDING & LEASING V, INC.

	By:	/s/David Wanek
	Name:	David Wanek
	Title:	Vice President